 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 28, 2007

DNB Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16667	23-2222567
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Brandywine Avenue, Downingtown, Pennsylvania		19335
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 269-1040

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

At it’s meeting on November 28, 2007, the Board of Directors of DNB Financial Corporation (the “Registrant”) upon the recommendation of the Benefits and Compensation Committee (the “Committee”), approved the following Restricted Stock Awards effective November 28, 2007, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan , for the following members of the Registrant’s Board of Directors:

Name	Title	No. Restricted Shares Awarded

Mildred Joyner	Director	500
Eli Silberman	Director	500
James Koegel	Director	500
James Thornton	Director	500
Thomas Fillippo	Director	500

Pursuant to the terms of  the Restricted Stock Award Agreements between the Registrant and each grantee, the awards are subject to cliff vesting on the earlier of a change in control of the Registrant (as defined in the award agreement) or the expiration of 3 years, but vesting is conditioned upon continued service with the Registrant and/or DNB First, National Association (the “Bank”) prior to the issuance of such plan shares. Upon issue, resale of these shares is contractually restricted for an additional year after the date of issue. The market value of the plan shares on the date of their grant, November 28, 2008, as determined by averaging the Bid and the Ask Price on the Grant date, was $16.95 per share.  The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At it’s meeting on November 28, 2007, the Board of Directors of DNB Financial Corporation (the “Registrant”) upon the recommendation of the Benefits and Compensation Committee (the “Committee”), approved the following Restricted Stock Awards effective November 28, 2007, under the DNB Financial Corporation Incentive Equity and Deferred Compensation Plan, for the following members of the Registrant’s executive management:

Name	Title	No. Restricted Shares Awarded

William Latoff	Chairman & CEO	3,000
William Hieb	President & COO	2,000
Albert Melfi	EVP & Senior Loan Officer	1,500
Rich Hartmann	EVP/Retail Banking	1,000
Ronald Dankanich	EVP/Operations & Secretary	1,000
Gerald Sopp	EVP & CFO/DNB Financial Corporation	1,000
Bruce Moroney	EVP & CFO/DNB First, National Association	1,000

Pursuant to the terms of  Restricted Stock Award Agreements between the Registrant and each grantee, the awards are subject to cliff vesting on the earlier of a change in control of the Registrant (as defined in the award agreement) or the expiration of 3 years, but vesting is conditioned upon continued employment with the Registrant and/or DNB First, National Association (the “Bank”) prior to the issuance of such plan shares. Upon issue, resale of these shares is contractually restricted for an additional year after the date of issue. The market value of the plan shares on the date of their grant, November 28, 2008, as determined by averaging the Bid and the Ask Price on the Grant date, was $16.95 per share.  The award agreements further provide that, upon vesting and issuance of the plan shares, the grantee may elect to pay withholding taxes on the award in cash or by electing to apply some of the awarded shares at their fair market value, or both.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNB Financial Corporation

December 3, 2007	By:	/s/ Gerald F. Sopp
Name: Gerald F. Sopp
Title: Chief Financial Officer and Executive Vice President